Exhibit 99.1

NextPlat Expands Executive Leadership Team with the Hiring of Cecile Munnik, CPA/CA, as Chief Financial Officer and Robert Bedwell as Chief Compliance Officer

COCONUT GROVE, FL – December 5, 2022 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-commerce provider today announced that it has expanded its executive leadership team with the hirings of Cecile Munnik, CPA/CA, as Chief Financial Officer and Robert Bedwell as Chief Compliance Officer.

On November 14, 2022, Ms. Munnik joined the Company as its new Chief Financial Officer. Ms. Munnik also currently serves as the Chief Financial Officer of Progressive Care, a position she has held since October 2020. She has over fifteen years of accounting and finance experience. She has served in finance and accounting leadership positions for companies and business units with annual revenues ranging from $100M to $3B. Prior to joining Progressive Care, she held several senior management positions. Ms. Munnik served as Director of Asset Management at Unified Women’s Healthcare, a single-specialty management services organization to support Ob-Gyn practices from November 2018 through April 2020. She joined The Service Companies as Director of Finance in May 2017 through October 2018. Prior to The Service Companies, she worked at Lennox International for eleven years. She joined Lennox in June 2006 as Sr. Internal Auditor and left in May 2017 as Manager of Financial Planning and Analysis. Ms. Munnik has a bachelor’s degree in accounting from the University of Pretoria (South Africa) and is a Certified Public Accountant (CPA) and Chartered Accountant (CA). She serves on the board of Damascus Road Partners, which is a group of social enterprise investors who invest charitable capital to sustainably address human suffering.

On November 7, 2022, Mr. Bedwell joined the Company as its new Chief Compliance Officer. Mr. Bedwell previously served as the Director of Administrative Services of PharmCo, LLC (“PharmCoRx”), a wholly-owned subsidiary of Progressive Care Inc. (OTCQB: RXMD), a position he has held since 2021. Previous to that, Mr. Bedwell served as the Controller of PharmCoRx, a position he held from 2017 to 2021. Prior to joining PharmCoRx, Mr. Bedwell was an audit partner and principal with several large regional and national public accounting firms from 1980 to 2017.

As a material inducement to enter into their respective employment agreements with the Company, Ms. Munnik and Mr. Bedwell each received an initial award of stock options for 50,000 shares of the Company’s common stock pursuant to their respective employment agreements. The option grants were issued outside of a shareholder approved stock or option plan pursuant to the Nasdaq “inducement grant” exception (Nasdaq Listing Rule 5635(c)(4)). The option awards for Ms. Munnik and Mr. Bedwell each vest as follows: (1) options for 25,000 shares are fully vested grant date; (2) options for 10,000 additional shares will become fully vested on the first anniversary of the grant date; and (3) options for an additional 15,000 shares will become fully vested on the second anniversary of the grant date, in each case subject to their respective continued employment with the Company.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets for physical and digital assets. The Company intends to collaborate with businesses, optimizing their ability to sell their goods online, domestically, and internationally, and enabling customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications services division through its Global Telesat Communications Ltd and Orbital Satcom Corp business units that offer voice, data, tracking, and IoT services to customers worldwide through multiple global storefronts.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch new data-driven tools and services and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net